GENERAL RELEASE

      TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT INTERIORS, INC., DMB PROPERTY VENTURES LIMITED PARTNERSHIP, MARK N. SKLAR, DREW
M. BROWN, THE BENNETT DORRANCE TRUST, THE BENNETT DORRANCE JR. TRUST, THE ASHLEY DORRANCE TRUST, THE DORRANCE 1995 ISSUE TRUST, DECOR GROUP, INC., MAX MUNN, RICHARD BELINSKI and PETALS, INC. (collectively, the "Releasors"), in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration receipt whereof is hereby acknowledged by each of the Releasors, for itself, its administrators, successors and assigns, and each of their respective heirs, executors, administrators, legal representatives, successors and assigns (collectively, the "Releasing Parties") releases and discharges JOHN
R. CORELLI AND CHRISTOPHER CORELLI (collectively, the "Releasees"), Releasees' legal representatives, agents, attorneys, successors and assigns (the "Released Parties") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, whether known or unknown, foreseen or unforeseen, which against the Releasees or any one or more of the Released Parties the Releasors or any of the Releasing Parties ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Release (collectively, the "Released Claims"). Notwithstanding the foregoing, the Released Claims shall not include any obligations or liabilities of the Released Parties from and after the date of this Agreement under that certain settlement agreement among the Releasees, Interiors, Inc. and Petals, Inc., dated March __, 1999 and all exhibits thereto, including without limitation the Non-Competition Agreement, the Registration Rights Agreement all dated of even date herewith (collectively, the "Settlement Agreements").

      The words "Releasor" and "Releasee" include all releasors and releasees under this Release.

      This Release may not be changed orally.

      This Release shall be construed according to the laws of the State of New York.

      IN WITNESS WHEREOF, the Releasor has hereunto executed this Release on _____________________, 1999.


                                        INTERIORS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                  DMB PROPERTY VENTURES LIMITED PARTNERSHIP

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        MARK N. SKLAR

                                        ----------------------------------------

                                        DREW M. BROWN

                                        -------------------------------------


                                        THE BENNETT DORRANCE TRUST

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        THE BENNETT DORRANCE JR. TRUST

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        THE ASHLEY DORRANCE TRUST

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        THE DORRANCE 1995 ISSUE TRUST

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        DECOR GROUP, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        ----------------------------------------
                                        MAX MUNN


                                        ----------------------------------------
                                        RICHARD BELINSKI


                                        PETALS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                      -3-